                                                           EXHIBIT 2.5

             SECOND AMENDMENT TO ACQUISITION AGREEMENT


          THIS SECOND AMENDMENT TO ACQUISITION AGREEMENT (this "AMENDMENT") is made and entered into effective as of March 2, 1998 between CHASWIL UNITED CORP., an Ohio corporation with principal offices c/o United Liberty Life Insurance Company, Suite 400, 120 West Fifth Street, Cincinnati, Ohio 45202 ("CHASWIL") and CITIZENS FINANCIAL CORPORATION, a Kentucky corporation with principal offices at Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243 ("CITIZENS").

          The parties hereto are the parties to an Acquisition Agreement, dated as of December 12, 1997, as amended by a First Amendment to Acquisition Agreement dated as of February 10, 1998 (as so amended, the "ACQUISITION AGREEMENT," defined terms in which shall have the same meanings when used herein unless otherwise defined herein). The parties have agreed to amend the Acquisition Agreement to extent set forth herein and no further.

          NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and agreements herein contained in the Acquisition Agreement and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



     1.  AMENDMENTS TO ARTICLE 2.   Article  2  is  amended and restated to
read in its entirety as follows:

                             ARTICLE 2
                    SALE OF SHARES AND CLOSING

         2.1 PURCHASE AND SALE. Chaswil agrees to sell to Citizens and/or to Citizens' Designated Subsidiary, and Citizens agrees to purchase, either directly or with or through its Designated Subsidiary, from Chaswil the Shares at the Closing pursuant to the terms and subject  to  the  conditions  set  forth  in this Agreement, including
     without  limitation  the  provisions  of   SECTION  11.1  relating  to
     termination  of  this  Agreement under certain conditions.

         2.2    PURCHASE PRICE.   The  consideration  for  the Shares (the
     "PURCHASE PRICE") shall be equal to:

                (a) Six Million Four Hundred Thousand Dollars ($6,400,000) (the "BASELINE AMOUNT");

                (b) plus or minus, as applicable, the aggregate of the adjustments to the Baseline Amount set forth in SECTION 2.3(B); and

                (c) plus or minus, as applicable, the aggregate of the further adjustments to the Baseline Amount set forth in SECTION 2.3(C).

         2.3  ADJUSTMENTS TO BASELINE AMOUNT.

               (a) Not later than three (3) days prior to the Closing Date, Chaswil will cause United to deliver to Citizens and Chaswil [i] a statement (the "PRE-CLOSING STATEMENT") of the Pre-Closing Balance Sheet Adjustment and [ii] the related Workpapers. Not later than ninety (90) days after the Closing occurs, Citizens shall cause United to prepare and deliver to Citizens and Chaswil [i] a statement (the "CLOSING STATEMENT") of the Closing Balance Sheet Adjustment and [ii] the related Workpapers. Citizens shall have the right to review the Pre-Closing Statement and the related Workpapers, Chaswil shall have the right to review the Closing Statement and the related Workpapers, and Chaswil and Citizens shall be allowed access to the books and records of United for their respective reviews. Subject to the procedures described in SECTION 2.3(D) with respect to the resolution of disputes concerning the Pre-Closing Statement and the Closing Statement, the Pre-Closing Statement and the Closing Statement shall constitute the basis for adjustments, if any, to Chaswil's Baseline Amount as provided in SECTIONS 2.3(B) and (C).

               (b) Chaswil's Baseline Amount shall be adjusted at the Closing by adding to or subtracting from, as applicable, the Baseline Amount the Pre-Closing Balance Sheet Adjustment as set forth in the Pre-Closing Statement.

               (c) Not later than seven (7) days after receiving the Closing Statement, Citizens shall communicate in writing to Chaswil the amount of the Closing Balance Sheet Adjustment as set forth in the Closing Statement. If such amount is negative, it shall be referred to herein as Chaswil's "POST-CLOSING PAYABLE." If such amount is positive, it shall be referred to herein as Chaswil's "POST-CLOSING RECEIVABLE." Subject to the provisions of SECTION 2.3(D), Chaswil shall direct the Escrow Bank to pay in cash the full amount of Chaswil's Post-Closing Payable, if any, to Citizens not later than five (5) days after Chaswil's receipt of notice thereof from Citizens or Citizens shall pay in cash the full amount of Chaswil's Post-Closing Receivable, if any, not later than ten (10) days after receiving the Closing Statement.

               (d) After receiving the Pre-Closing Statement, Citizens shall have the right to provide to Chaswil a written statement (including the related Workpapers) of any discrepancy in or proposed adjustment to the Pre-Closing Balance Sheet Adjustment set forth in the Pre-Closing Statement. The parties shall promptly cooperate in good faith for the purpose of resolving any such discrepancies or proposed adjustments, which resolution, if achieved, shall be binding upon the parties and not subject to dispute or review. If the parties cannot resolve such discrepancies or proposed adjustments to their mutual satisfaction prior to the Closing, then, subject to the provisions of SECTION 11.1(G), the Pre-Closing Balance Sheet Adjustment as set forth in the Pre-Closing Statement shall be utilized solely for the purpose of determining the amount to be paid by Citizens pursuant to SECTION 2.4(A) but shall not be deemed to have been agreed between the parties for purposes of the Closing Balance Sheet Adjustment nor to limit the conclusions of the Arbitrator (as hereinafter defined).

          Not  later  than  ten  (10)  days  after  receiving  the  Closing
     Statement,  Chaswil  shall  have  the  right  to provide to Citizens a
     written   statement  (including  the  related   Workpapers)   of   any
     discrepancy  in  or  proposed  adjustment to the Closing Balance Sheet
     Adjustment set forth in the  Closing  Statement.   The  parties  shall
     promptly cooperate in good faith for the purpose of resolving any such discrepancies or proposed adjustments, which resolution, if achieved, shall be binding upon the parties and not subject to dispute or review.
     If  the  parties  cannot  resolve   such  discrepancies  or   proposed
     adjustments to their mutual satisfaction within  an  additional thirty
     (30) days  after  delivery  of  such  written statement or statements,
     then as their exclusive  method  of  resolving  such  discrepancy   or
     proposed adjustments, Chaswil and Citizens shall jointly designate (upon such terms of compensation, exculpation and indemnification as
     shall  be  acceptable  to them)   such  accounting   firm  of national
     reputation as may be agreed to by the parties (the "ARBITRATOR") to resolve such discrepancy or proposed adjustment, and shall promptly submit the matter to the Arbitrator. The Arbitrator, as expeditiously as possible but in any event not later than thirty (30) days after submission to it of such discrepancies or proposed adjustments, shall report its conclusions in writing to Chaswil and Citizens, and such conclusions shall be binding upon all parties to this Agreement and not subject to dispute or review. The fees and expenses of the Arbitrator shall be paid by the party (i.e. Chaswil, on the one hand, or Citizens, on the other hand) whose last proposed offer for settlement of the dispute with respect to all alleged discrepancies or proposed adjustments, taken as a whole, with respect to the Closing Statement is farther away from the Closing Balance Sheet Adjustment
     as finally determined pursuant  to  this  paragraph.   If on the basis
     of the Closing Statement it is finally determined pursuant to this paragraph that an amount is due to Citizens from Chaswil, then Chaswil shall direct the Escrow Bank to pay to Citizens promptly in
     cash such amount.   If  on  the basis of the  Closing Statement, it is
     finally determined pursuant to this paragraph that an amount is due to Chaswil from Citizens, then Citizens shall pay to Chaswil promptly in cash such amount.

          2.4 PAYMENT OF THE PURCHASE PRICE. Citizens and/or Designated Subsidiary shall pay the Purchase Price as follows.

               (a) The Baseline Amount plus or minus, as applicable, the aggregate of adjustments to the Baseline Amount set forth in SECTION 2.3(B) and minus the amounts payable as provided in paragraphs (b) and
     (c) next following shall be paid by wire transfer on the Closing Date of immediately available funds to Chaswil.

               (b) $250,000 (the "ESCROW DEPOSIT") shall be paid on the Closing Date by Citizens or its Designated Subsidiary to a bank under the terms of an escrow agreement approved by Chaswil and Citizens, whose approvals shall not be unreasonably withheld or delayed (the "ESCROW BANK" and the "ESCROW AGREEMENT," respectively) that provides [i] for payment to Chaswil of the Escrow Deposit less any Chaswil
     Post-Closing Payable and [ii] for payment to Citizens and/or Designated Subsidiary of any Chaswil Post-Closing Payable on before seven (7) days after the determination of the aggregate of the further adjustments to the Baseline Amount set forth in SECTION 2.3(C) following completion of any procedures initiated pursuant to SECTION 2.3(D).

               (c) At the Closing, subject to all of the terms and conditions of this Agreement, Citizens and/or its Designated Subsidiary shall purchase from United [i] the three mortgage loans listed in EXHIBIT C (the "MORTGAGE LOANS") for a price equal to the then aggregate principal balances thereof and accrued interest thereon and [ii] United's interest in Caribe Beach Resort, Sanibel, Florida (the "CARIBE INTEREST") for a price equal to the then aggregate balance of United's investment therein. At the Closing, Citizens shall assign and transfer to Chaswil, without recourse, the documents evidencing and securing the Mortgage Loans and the Caribe Interest in part payment of the Purchase Price.

          2.5 CLOSING. Subject to the provisions of this Agreement,, the Closing of the transactions contemplated by this Agreement, including, without limitation, the consummation of the sale and purchase of the Shares, as provided in SECTION 2.1 hereof and the execution and delivery of the documents and instruments specified in this SECTION 2.5, will take place at the offices of Citizens' counsel in Louisville, Kentucky at 10:00 a.m., local time, on the Closing Date. At the Closing, Chaswil will assign and transfer to Citizens and/or its Designated Subsidiary, good and valid title, and all other rights and interests of Chaswil, in and to the Shares, free and clear of all liens.
    To   effect   such  assignment   and  transfer,  Chaswil  will  deliver
    certificates representing all of the Shares, in genuine and unaltered form, accompanied by duly executed blank stock powers or (at the request of

    Citizens) endorsed in blank for transfer. Chaswil will execute and deliver to Citizens and/or its Designated Subsidiary such documents and instruments as are required of Chaswil under the terms and provisions of this Agreement. All such certificates, stock powers, documents and instruments will be in form and substance reasonably satisfactory to Citizens. Citizens will pay the Purchase Price as provided in
    SECTION 2.4 and deliver such documents and instruments as are required of Citizens under the terms and conditions of this Agreement. All such documents and instruments will be in form and substance reasonably satisfactory to Chaswil.


     2. AMENDMENTS TO ARTICLE 3. The following-indicated Sections and Subsections of Article 3 are amended and restated to read in their entirety as follows:

          3.8    SAP STATEMENTS.   Chaswil  has previously delivered to the
     Citizens true and complete copies of the following SAP Statements:

               (a) Annual Statements for United for each of the years ended December 31, 1995, 1996 and 1997(and the notes relating thereto); and

               (b) Quarterly  Statements  for  United for each of the first
     three quarters of each of 1995 and 1996 and the first three   quarters
     of 1997 (and the notes relating thereto).

Except as disclosed in SECTION 3.8 OF THE DISCLOSURE SCHEDULE, each such SAP Statement complied in all material respects with all applicable Laws when so filed, and all material deficiencies with respect to any such SAP Statement have been cured or corrected. Each such SAP Statement (and the notes relating thereto), including without limitation each balance sheet and each of the statements of operations, capital and surplus account, and cash flow contained in the respective SAP Statement, was prepared in accordance with SAP, is true and complete in all material respects, and presents fairly, in all material respects, the admitted assets, Liabilities, and capital and surplus of United as of the respective dates thereof and its respective results of operations and cash flows for and during the respective periods covered thereby, all in accordance with SAP.

           3.9 RESERVES.

               (a) Except as disclosed in SECTION 3.9(A) OF THE DISCLOSURE SCHEDULE, all reserves and other Liabilities with respect to insurance and for claims and benefits incurred but not reported (collectively, the "RESERVE LIABILITIES"), as established or reflected in the respective SAP Statements of United (including without limitation the reserves and policy and Contract

     Liabilities to be reflected respectively on LINES 1 THROUGH 11, 15, 24.2, 24.3 AND 24.6 OF PAGE 3 OF THE DECEMBER 31, 1997 ANNUAL STATEMENT), were determined in accordance with generally accepted actuarial standards consistently applied, are fairly stated in accordance with sound actuarial principles, are based on actuarial assumptions that are in accordance with those called for by the provisions of the related insurance Contracts and in the related reinsurance, coinsurance and other similar Contracts of United, and meet in all material respects the requirements of the insurance Laws of its state of domicile. Adequate provision for all such Reserve Liabilities have been made (under generally accepted actuarial principles consistently applied)to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims and other Liabilities of United under all insurance Contracts under which United has any Liability (including without limitation any Liability arising under or as a result of any reinsurance, coinsurance or other similar Contract) in United's DECEMBER 31, 1997 ANNUAL STATEMENT based on then current information regarding interest earnings, mortality and morbidity experience, persistency and expenses. No warranty is made as to the ultimate adequacy of the Reserve Liabilities to satisfy the liabilities and obligations reserved against. United owns assets that qualify as legal reserve assets under applicable insurance Laws in an amount at least equal to all such Reserve Liabilities; and

         (b) Except as described in SECTION 3.9(B) OF THE DISCLOSURE SCHEDULE, all reserves and accrued Liabilities for contingencies such as, but not limited to, estimated losses, settlements, costs and expenses from pending suits, actions and proceedings included in the DECEMBER 31, 1997 ANNUAL STATEMENT were determined in accordance with SAP.

          3.11 NO UNDISCLOSED LIABILITIES. Except to the extent reflected in the balance sheet included in the DECEMBER 31, 1997 ANNUAL STATEMENT (and the notes relating thereto), or except as disclosed in SECTION
    3.10 OR 3.11 OF THE DISCLOSURE SCHEDULE, there were no Liabilities (other than policyholder benefits payable in the ordinary course of business and consistent with past practice for which appropriate reserves have been provided) against, relating to, or affecting United as of DECEMBER 31, 1997 exceeding $30,000 in the aggregate. Except to the extent specifically reflected in the balance sheets included in the DECEMBER 31, 1997 ANNUAL STATEMENT (and the notes relating thereto) or except as disclosed in SECTION 3.11 OF THE DISCLOSURE SCHEDULE, since DECEMBER 31, 1997, United has not incurred any Liabilities exceeding $30,000 in the aggregate (other than policyholder benefits and other obligations payable in the ordinary course of business and consistent with past practice for which appropriate reserves have been provided).

          3.12(m) As of DECEMBER 31, 1997, United did not have and during the period from DECEMBER 31, 1997 through the Closing Date will not have any tax liability to Chaswil or any Affiliate of Chaswil that resulted or will result from a transaction with an Affiliate prior to the Closing Date that would require payment after DECEMBER 31, 1997.

          3.17(k) all material Contracts for any product, service, equipment, facility, or similar item (other than insurance and annuity Contracts and other than reinsurance, coinsurance, and other similar Contracts) that by their respective terms do not expire or terminate or are not terminable by United, without penalty or other Liability, within ninety (90) days after the CLOSING; and


     3.    AMENDMENTS TO ARTICLE 5.

          A. The following-indicated Section of Article 5 is amended and restated to read in its entirety as follows:

          5.18 INTERCOMPANY LIABILITIES. At least five (5) Business Days before the Closing, Chaswil will deliver to Citizens a true and complete list and description of all Liabilities between United and Chaswil or any other Affiliate of United to be outstanding on the Closing Date. At or prior to the Closing, all such liabilities shall be released, except as otherwise specifically provided herein. Chaswil will cause United to refrain from entering into any Contract or engage in any transaction with Chaswil or any other Affiliate of United. Except as otherwise specifically provided herein or as otherwise agreed to by Citizens and Chaswil prior to the Closing Date, on or before the Closing Date, Chaswil will terminate and will cause its Affiliates to terminate each Contract between United and Chaswil or any other Affiliate of United; except that Chaswil shall make available to Citizens or Designated Subsidiary on a month-to-month and cost-reimbursement basis the use of Chaswil's AS 400 computer and current software used in the administration of United's business.

         B. Section 5.28 of Article 5 is deleted and shall be of no further force or effect.

     4.   AMENDMENT  TO  ARTICLE 7.   The  following-indicated  Section  of
Article 7 is amended and restated to read in its entirety as follows:

         7.3(g) copies  of  general  releases  on  the  part of Chaswil and
    United, respectively, of any and all claims, liabilities, and obligations each has and may have against the other, executed by their respective presidents; and


     5.   AMENDMENTS TO ARTICLE  11.   The  following-indicated  Section of
Article 11 is amended and restated to read in its entirety as follows:

         11.1   TERMINATION.   This Agreement may be  terminated,  and  the
     transactions contemplated hereby may be abandoned, upon notice by the terminating party to the other party:

               (a) at any time before the Closing, by mutual written agreement of Chaswil and Citizens; or

               (b) at any time by Chaswil if any of the covenants set forth in ARTICLE 6 shall have been breached or any of the conditions set forth in ARTICLE 8 hereof shall not have been satisfied, performed, or complied with, in any material respect, at or before the Closing Date and such breach, non-satisfaction, nonperformance, or non-compliance has not been cured or eliminated within 10 calendar days after notice thereof has been given to Citizens, provided that at the time of such termination Chaswil has neither breached any of the covenants set forth in ARTICLE 5 nor failed to satisfy, perform, or comply with any of the conditions set forth in ARTICLE 7 hereof, in any material respect;

               (c) at any time by Citizens if any of the covenants set forth in ARTICLE 5 shall have been breached or any of the conditions set forth in ARTICLE 7 hereof shall not have been satisfied, performed, or complied with, in any material respect, before the Closing Date and such breach, non-satisfaction, non-performance, or non-compliance has not been cured or eliminated within 10 calendar days after notice thereof has been given to Chaswil, provided that at the time of such termination Citizens has neither breached any of the covenants set forth in ARTICLE 6 nor failed to satisfy, perform, or comply with any of the conditions set forth in ARTICLE 8 hereof, in any material respect;

               (d)  [intentionally omitted];

               (e) at any time after April 30, 1998, by Chaswil or Citizens, if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement (or any representation, warranty, covenant, or agreement included herein) by the party electing to terminate pursuant to this clause (e); provided, however, that either party may by notice to the other extend such date to May 31, 1998, if the only conditions to Closing not satisfied as of April 30, 1998 are those set forth in SECTION 7.4, 7.7, 8.4 OR 8.7 hereof;

               (f)  [intentionally omitted]; or

               (g) by Citizens, at any time prior to the Closing, if [i] in the opinion of Citizens, the Pre-Closing Statement as proposed by Chaswil overstates the Adjusted Capital and Surplus of United by more than $250,000, [ii] Chaswil refuses to revise the Pre-Closing Statement to eliminate the claimed overstatement, and [iii] Chaswil and Citizens are unable to agree upon a Pre-Closing Balance Sheet Adjustment.


     6.    AMENDMENTS TO EXHIBIT A.

         The following-indicated terms defined in Exhibit A are amended and fully restated to read in their entirety as follows:

         "Adjusted Capital and Surplus of United" shall mean [i] United's statutory capital and surplus as of the close of business on last day of any measurement period computed in a manner consistent with the computation of such amount for inclusion in PAGE 3, LINE 38, OF ITS DECEMBER 31, 1997 ANNUAL STATEMENT, plus [ii] its AVR and statement value IMR as of the close of business on the last day of such measurement period, computed in a manner consistent with the computation of such amounts for inclusion on PAGE 3, LINES 11.4 AND
     24.1 OF ITS DECEMBER 31, 1997 ANNUAL STATEMENT.

         "Agreement" shall mean this Acquisition Agreement and all amendments hereto, together with the exhibits attached hereto, the Disclosure Schedule, and other documents to be executed and delivered respectively by Chaswil and/or Citizens pursuant hereto.

         "Closing Adjustments" shall mean the amounts to be added to or deducted from, as the case may be, any increase in Adjusted Capital and Surplus at the Second Reference Date or any decrease in Adjusted Capital and Surplus at the Second Reference Date equal to the amounts, if any, by which the Permitted Carrying Values of assets reflected
     in   UNITED'S  DECEMBER

     31, 1997 ANNUAL STATEMENT or subsequently acquired exceed or are less than, as the case may be, their stated values in such DECEMBER 31, 1997 ANNUAL STATEMENT or in the case of subsequently acquired assets their cost. Closing Adjustments shall give effect to the transactions described in SECTION 2.4(D) as though they had occurred and include, as applicable, deductions for all severance, compensated absence and other post-employment benefits as described in SFAS 43 and 112 that would be payable to United's employees assuming their termination in conjunction with the closing of the transactions contemplated hereby.

         "Closing Balance Sheet Adjustment" shall mean (x) any increase or any decrease in the Adjusted Capital and Surplus of United from (and including) January 1, 1998 to the day immediately preceding the date of the Closing (the "SECOND REFERENCE DATE"), plus or minus, as applicable, (y) any Closing Adjustments, subject to the review procedures contemplated by SECTION 2.3(D) hereof. Citizens represents and warrants that the balance sheet of United as of the Second Reference Date shall be prepared, and all determinations required for measuring changes in the Adjusted Capital and Surplus of United as contemplated hereby and for the purposes hereof have been and shall be, in accordance with SAP consistently applied.

         "Closing Date" shall mean [i] the last Business Day of the month that includes the date upon which the last of the orders or approvals described in SECTIONS 5.1, 5.2, 6.1, AND 6.2 hereof has been obtained, including without limitation the approvals under all applicable insurance holding company Laws, or [ii] such other date as Citizens and Chaswil may mutually agree upon in writing.

         "Pre-Closing Adjustments" shall mean the amounts to be added to or deducted from, as the case may be, any increase in Adjusted Capital and Surplus at the First Reference Date or any decrease in Adjusted Capital and Surplus at the First Reference Date equal to the amounts, if any, by which the Permitted Carrying Values of assets reflected in UNITED'S DECEMBER 31, 1997 ANNUAL STATEMENT or subsequently acquired exceed or are less than, as the case may be, their stated values in such DECEMBER 31, 1997 ANNUAL STATEMENT or in the case of subsequently acquired assets their cost. Pre-Closing Adjustments shall give effect to the transactions described in SECTION 2.4(D) as though they had occurred and include, as applicable, deductions for all severance, compensated absence and other post-
     employment benefits as described in SFAS 43 and 112 that would be payable to United's employees assuming their termination in conjunction with the closing of the transactions contemplated hereby.

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

         "Pre-Closing Balance Sheet Adjustment" shall mean (x) any increase or any decrease in the Adjusted Capital and Surplus of United from (and including) January 1, 1998 to (and including) the last day of the month immediately preceding the date of the Closing or, if it is not practicable to determine the Adjusted Capital and Surplus as of such day, then to (and including) the last day of the next preceding month (in either case, the "FIRST REFERENCE DATE"), plus or minus, as applicable, (y) any Pre-Closing Adjustments, in each case subject to the review procedures contemplated by SECTION 2.3(D) hereof. Chaswil represents and warrants that UNITED'S DECEMBER 31, 1997 ANNUAL STATEMENT have been prepared, and the balance sheet of United as of the First Reference Date shall be prepared, and all determinations required for measuring changes in the Adjusted Capital and Surplus of United as contemplated hereby and for the purposes hereof have been, and shall be, in accordance with SAP consistently applied and with the procedures and practices used in the preparation of UNITED'S DECEMBER 31, 1997 ANNUAL STATEMENT.


     7. AUTHORITY OF CHASWIL. Chaswil represents and warrants to Citizens that the Board of Directors and shareholders of Chaswil have duly and validly approved this Amendment and the transactions contemplated hereby. The execution and delivery of this Amendment by Chaswil and the performance by Chaswil of its obligations under this Amendment have been duly and validly authorized by all necessary corporate action on the part of Chaswil. This Amendment constitutes a valid and binding obligation of Chaswil and is enforceable against Chaswil in accordance with its terms, except to the extent that [i] enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and [ii] the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought; provided, however, that to the Knowledge of Chaswil no party has any equitable defenses that would affect the enforcement of this Amendment against Chaswil.


     8. AUTHORITY OF CITIZENS AND DESIGNATED SUBSIDIARY. The Board of Directors of Citizens has duly and validly approved this Amendment and the transactions contemplated hereby. The execution and delivery of this Amendment by Citizens and the performance by Citizens of its obligations under this Amendment have been duly and validly authorized by all necessary action on the part of Citizens. This Amendment constitutes a valid and binding obligation of Citizens and is enforceable against Citizens in accordance with its terms, except to the extent that [i] enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and [ii] the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought; provided, however, that to the Knowledge of Citizens no party has any equitable defenses that would affect the enforcement of this Amendment against Citizens. On the Closing Date, the transactions contemplated hereby on its part to be performed by Designated Subsidiary will be duly and validly authorized by all necessary corporate action on the part of such Designated Subsidiary.


     9.  OTHER PROVISIONS

         A. Except for documents executed by Chaswil and Citizens pursuant hereto, this Amendment supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Amendment, and this Amendment (including the exhibits hereto, the Disclosure Schedule, and other Contracts and documents delivered in connection herewith) contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         B. This Amendment may be modified or amended only by a writing duly executed by or on behalf of all parties hereto.

         C. This Amendment may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

         D. The terms and provisions of this Amendment are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

         E. This Amendment shall be governed by and construed in accordance with the Laws of the State of Kentucky applicable to a contract executed and performable in such state; provided, however, that any legal proceedings brought by Chaswil against Citizens or Designated Subsidiary or their assignees pursuant to or n connection with this Amendment shall be brought only in Jefferson County, Kentucky.

         F. This Amendment is binding upon and will inure to the benefit of the parties and their respective successors and assignees.

         G.  The headings  used  in  this  Amendment  have  been  inserted  for convenience  and  do  not  constitute  matter to be construed or interpreted in
connection  with  this   Amendment.    Unless  the  context  of  this Amendment
otherwise requires, [i] words of any gender are deemed to include each other gender; [ii] words using the singular or plural number also include the plural or singular number, respectively; [iii] the terms "hereof," "herein," "hereby," hereto," and derivative or similar words refer to this entire Amendment; [iv] the terms "Article" or "Section" refer to the
specified   Article  or  Section  of this

Amendment; and (e] all references to "dollars" or "$" refer to currency of the United States of America.

         H. If any provision of this Amendment is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations of Chaswil or Citizens under this Amendment will not be materially and adversely affected thereby, [i] such provision will be fully severable; [ii] this Amendment will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; [iii] the remaining provisions of this Amendment will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and [iv] in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Amendment a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of Chaswil and Citizens, effective as of the date first written above.

                                         CHASWIL UNITED CORP.



                                         By_________________________________
                                           _______________________
                                           (vice) President


                                         CITIZENS FINANCIAL CORPORATION



                                         By_________________________________
                                          _______________________
                                          (vice) President


Exhibit:

  C - Mortgage Loans

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